UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2008

TOPSPIN MEDICAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-8-9200033

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2008, (i) Neil Cohen and Zvi Schechter tendered their respective resignations from the board of directors (the “Board”) of TopSpin Medical, Inc. (the “Company”), each of which was effective immediately and (ii) the Board elected three new directors, Mr. Ehud-Moshe Gilboa, Mr. Gideon Even-Sturlesi and Mr. Elchanan Maoz, to fill the two vacancies left by Mr. Cohen and Mr. Schechter, as well as to fill an additional Board vacancy.

On October 19, 2008, Yaron Tal, our Chief Executive Officer, tendered to the Company, and the Company accepted, his resignation effective January 19, 2009. The Company has not yet identified who will assume the position of Chief Executive Officer of the Company upon Mr. Tal’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: October 23, 2008

By: /s/ Tami Sharbit-Bachar
Name: Tami Sharbit-Bachar
Title: Director of Finance and Secretary